Exhibit 10.1

CONFIDENTIAL TREATMENT MATERIAL

CONFIDENTIAL TREATMENT REQUESTED:  Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission (the “Commission”).

THIRD AMENDMENT

This Third Amendment (“Third Amendment”) is entered into effective March 31, 2016 (the “Third Amendment Effective Date”) by and between Incyte Corporation (“Incyte”), a Delaware corporation having an office at 1801 Augustine Cut-off, Wilmington, DE 19803, and Eli Lilly and Company (“Lilly”), an Indiana corporation having an office at Lilly Corporate Center, Indianapolis, IN 46285.

RECITALS

A.

Incyte and Lilly are parties to (i) a License, Development and Commercialization Agreement, effective December 18, 2009, (ii) an Amendment, effective June 22, 2010, and (iii) a Second Amendment, effective August 1, 2011, pursuant to which Incyte has granted Lilly an exclusive License to develop and commercialize Licensed Compounds and Licensed Products in the Field (such Agreement, as so amended, the “Agreement”).

B.

The Parties now desire to further amend the Agreement by excluding Ruxolitinib (as defined below) for use in the Graft-Versus-Host Disease Field (as defined below) from the prohibition in Section 2.6 against Incyte Developing or Commercializing JAK2 Inhibitor Compounds in the Field in exchange for certain payments by Incyte and the waiver by Incyte of its Co-Promotion Option.

C.	Unless otherwise defined herein, all capitalized terms appearing in this Third Amendment shall have the meaning set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

“Graft-Versus-Host Disease Field” means the treatment, control, management, mitigation, prevention or cure of all graft-versus-host disease Indications as defined in subsections 279.50 through 279.53 of the International Classification of Diseases, Ninth Revision, Clinical Modification (ICD-9-CM) as set forth in Exhibit A to this Third Amendment. [**]

2.	“Ruxolitinib” means Incyte’s proprietary JAK2 Inhibitor known as ruxolitinib.

3.

Section 2.6(a) (LICENSES; Non-Compete) and Section 2.6(b) (LICENSES; Non-Compete) of the Agreement shall not apply to Development or Commercialization of Ruxolitinib by Incyte, its Affiliates, licensees or sublicensees for use in the Graft-Versus-Host Disease Field.

Exhibit 10.1

CONFIDENTIAL TREATMENT MATERIAL

4.	Incyte shall pay to Lilly the following payments:

a.	A one-time, non-creditable, non-refundable payment of $35,000,000 within [**];

b.	A one-time, non-creditable, non-refundable milestone payment of [**]; and

c.	A one-time, non-creditable, non-refundable milestone payment of [**].

5.

In no event may Lilly hold back any amount of any triggered and owing Lilly milestone or royalty payment under the Agreement as an escrow or otherwise in anticipation of any of the payments due and owing or to become due and owing from Incyte under this Third Amendment.  Similarly, in no event may Incyte hold back any amount of any triggered and owing Incyte upfront or milestone payment under this Third Amendment as an escrow or otherwise in anticipation of any of the payments due and owing or to become due and owing from Lilly under the Agreement.

6.

For clarity, the Parties acknowledge that the Graft-Versus-Host Disease Field is within the Inflammatory Disease Field and the Licensed Field, and that this Third Amendment does not alter this fact or restrict Lilly from Development or Commercialization of any Licensed Compound for use in the Graft-Versus-Host Disease Field.

7.

Section 5.4 (COMMERCIALIZATION; Co-Promotion) of the Agreement is hereby deleted and replaced in its entirety with “[RESERVED]”.  The Table of Contents of the Agreement is hereby appropriately revised to reflect such deletion, the reference to “Co-Promotion Option” in the “Additional Definitions” section of the Agreement is deleted, and Section 2.6(g)(iii) (LICENSES; Non-Compete) (relating to termination of the Co-Promotion Option) of the Agreement is hereby deleted.

8.	The provision for notices to Incyte in Section 13.5 of the Agreement is hereby amended and restated to read in its entirety as follows:

“Notices to Incyte shall be addressed to:

Incyte Corporation

1801 Augustine Cut-Off

Wilmington, DE 19803

Attn: President and CEO

Facsimile No.: [**]

With a copy to:

Incyte Corporation

1801 Augustine Cut-Off

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

CONFIDENTIAL TREATMENT MATERIAL

Wilmington, DE 19803

Attn: General Counsel

Facsimile No.: [**]”

9.	All other terms and conditions of the Agreement shall remain in full force and effect.

10.

Any disputes regarding this Third Amendment shall be dealt with in accordance the provisions of ARTICLE XII (Dispute Resolution) of the Agreement.  The provisions of ARTICLE XIII (Miscellaneous) of the Agreement shall apply to this Third Amendment as if repeated herein.

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[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

CONFIDENTIAL TREATMENT MATERIAL

IN WITNESS WHEREOF, the parties by their respective authorized representatives have executed this Third Amendment as of the Effective Date.

ELI LILLY AND COMPANY By:/s/ David A. Ricks Name: David A. Ricks Title: President, Lilly Bio-Medicines	INCYTE CORPORATION By:/s/ Hervé Hoppenot Name: Hervé Hoppenot Title: President and Chief Executive Officer

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit 10.1

CONFIDENTIAL TREATMENT MATERIAL

Exhibit A

Graft-Versus-Host Disease Field (ICD-9-CM)

279.50 Graft-versus-host disease, unspecified (including prophylaxis of Graft-versus-host disease)

279.51 Acute graft-versus-host disease

279.52 Chronic graft-versus-host disease

279.53 Acute on chronic graft-versus-host disease

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.